EXHIBIT 10.4

GENFLAT OFFICER EMPLOYMENT AGREEMENT AMENDMENT NO. 1

This agreement (the “Agreement”) is made and entered into on November 27, 2024, by and between GenFlat, Inc., a Delaware Corporation (the “Company”) and Joseph J. Maggio (the “Officer”).

1.

This Agreement amends that certain Officer Employment Agreement (the “Officer Agreement”) entered into as of December 20, 2023, by and between the Company and Officer. Capitalized terms herein have the same meaning as used in the Officer Agreement, unless otherwise noted.

2.	Effective November 27, 2024, Paragraph 1.1 of Article 1 is deleted in its entirety and replaced with the following:

1.1 Employment. The Company agrees to employ Officer, and Officer hereby accepts employment with the Company, to serve as the Company’s Chief Operating Officer, upon the terms and subject to the conditions set forth in this Agreement. The period during which Officer is employed by the Company is referred to herein as the “Employment Period.” The effective date on which the Officer’s Employment Period ends for any reason or no reason is referred to herein as the “Termination Date.”

3.	Effective November 27, 2024, Paragraph 1.3.1 of Article 1 is deleted in its entirety and replaced with the following:

1.3.1 During the Employment Period, Officer shall serve as the Company’s COO and shall have the duties, responsibilities, and authority customary for such a position in an organization of the size and nature of the Company, subject to the Board of Directors or its designee (collectively, the “Board”) ability to expand, change or limit such duties, responsibilities, and authority in their sole discretion.

4.	All other provisions of the Officer Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

GENFLAT, INC.:

By:
(Witness signature)	Drew D. Hall, CEO

OFFICER:

(Witness signature)	Garrett R. Hall